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                                                                    EXHIBIT 23.3


                        CONSENT OF ARTHUR ANDERSEN LLP

   As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 20, 1998 on the audited consolidated financial statements of Garnet Resources Corporation and subsidiaries included in Garnet Resources Corporation's Annual Report on Form 10-K for the year ended December 31, 1997 and to all references to our Firm included in this registration statement.


                                                /s/ Arthur Andersen LLP
Houston, Texas
June 26, 1998